Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2014

DARIEN, Conn.--(BUSINESS WIRE)--July 31, 2014--Genesee & Wyoming Inc. (G&W) (NYSE: GWR)

Second Quarter Highlights

  Adjusted diluted earnings per share (EPS) were $1.12, a 10.9% increase in adjusted diluted EPS; Reported diluted EPS were $1.07, a 6.1% decrease in reported diluted EPS. (1)
  Total operating revenues increased 3.5% to $414.6 million.
  Adjusted income from operations increased 2.6% to $110.4 million; Reported income from operations increased 2.5% to $110.1 million. (1)
  Adjusted and reported operating ratio of 73.4% (74.5% North American & European Operations; 69.2% Australian Operations). (1)
  G&W’s newly established subsidiary, Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E), completed the acquisition of the west end of the Dakota, Minnesota & Eastern (DM&E) rail line from Canadian Pacific for $217.7 million including the purchase of certain inventory, equipment and vehicles. Freight services commenced on June 1, 2014.
  In conjunction with the RCP&E acquisition, G&W amended its credit facility to include a $1,520.0 million U.S. term loan, an A$216.8 million (or $200.3 million at the exchange rate on May 27, 2014) Australian term loan and a $625.0 million revolving loan, and extended the maturity date to May 31, 2019. The amendment resulted in a non-cash write-off of deferred financing fees of $4.7 million.

Jack Hellmann, President and CEO of G&W, commented, “Our second quarter financial results were consistent with our expectations as adjusted earnings per share increased 11% to $1.12. Our total revenue increased 3.5% and we maintained an operating ratio of 73.4% despite severe track washouts in Canada and the Southeast United States. In North America, rail network congestion decreased and the economy remained relatively strong over the course of the second quarter, which resulted in a 7.1% growth in same railroad carloads. In Australia, our second quarter carload traffic was down 9%; however, effective management of our costs resulted in an operating ratio of 69.2%. (1)

In the second quarter, we were engaged in three key initiatives. First, we successfully commenced operations on the RCP&E railroad in June and we are now actively working with our Class I partners to provide the necessary supply of railcars and locomotives to move another strong grain harvest in South Dakota. Second, we completed the refinancing of our credit facility, which now provides us with $625 million of total revolver capacity for acquisitions and investments and also reduces our interest expense. Third, we continued to evaluate multiple acquisition and investment opportunities worldwide.

While our North American business outlook remains favorable in 2014, in Australia a small iron ore mine has informed us that it has exhausted its resources and a larger mine customer has announced plans to close temporarily due to both the low price of iron ore as well as permitting delays for the mine’s planned expansion. As a result, we expect our revenues to decline by approximately $5 million over the remainder of the year. Based on discussions with the customer, the latter mine is expected to reopen in mid to late 2015, although we believe this will be dependent on the global price of iron ore.”

Financial Results

G&W reported net income in the second quarter of 2014 of $60.9 million, compared with net income of $65.1 million in the second quarter of 2013. Excluding the net impact of certain significant items discussed below, G&W’s adjusted net income in the second quarter of 2014 was $63.8 million, compared with adjusted net income of $57.6 million in the second quarter of 2013. (1)

G&W’s reported diluted EPS in the second quarter of 2014 were $1.07 with 56.9 million weighted average shares outstanding, compared with diluted EPS in the second quarter of 2013 of $1.14 with 56.7 million weighted average shares outstanding. G&W’s adjusted diluted EPS in the second quarter of 2014 were $1.12 with 56.9 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2013 of $1.01 with 56.7 million weighted average shares outstanding. (1) The net depreciation of foreign currency relative to the U.S. dollar reduced second quarter 2014 diluted EPS by approximately $0.03, compared with the second quarter of 2013.

G&W’s effective income tax rate was 34.8% in the second quarter of 2014, compared with 27.9% in the second quarter of 2013. The higher income tax rate in the second quarter of 2014, compared with the second quarter of 2013, was driven primarily by the expiration of the United States short line tax credit on December 31, 2013.

In the second quarter of 2014 and 2013, G&W’s results included certain significant items that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended June 30, 2014
Credit Facility refinancing-related costs	$(4.7)	$(2.9)	$(0.05)
Business development and related costs	$(1.7)	$(1.0)	$(0.02)
Net gain on sale of assets	$1.4	$1.0	$0.02

Three Months Ended June 30, 2013
Business development and related costs	$(1.2)	$(0.7)	$(0.01)
Net gain on sale of assets	$1.0	$0.7	$0.01
Short line tax credit	$—	$7.5	$0.13

Explanation of Significant Items

In the second quarter of 2014, G&W’s results included the non-cash write-off of deferred financing fees of $4.7 million associated with the refinancing of G&W’s credit facility, business development and related costs of $1.7 million, including RCP&E acquisition and integration related costs and Atlas Railroad Construction, LLC (Atlas) reorganization costs, and net gain on sale of assets of $1.4 million.

During the second quarter of 2013, G&W’s results included $1.2 million of business development and related costs, including RailAmerica acquisition and integration costs, and net gain on sale of assets of $1.0 million. The second quarter of 2013 also included an income tax benefit of $7.5 million associated with the short line tax credit.

Quarterly Results

In the second quarter of 2014, G&W’s total operating revenues increased $13.9 million, or 3.5%, to $414.6 million, compared with $400.6 million in the second quarter of 2013. The increase included $5.5 million in revenues from the RCP&E for the month of June. These revenue increases were partially offset by a $6.5 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W’s same railroad operating revenues, which exclude the RCP&E, increased $15.0 million, or 3.8%.

G&W’s same railroad freight revenues in the second quarter of 2014 were $311.8 million, compared with $299.8 million in the second quarter of 2013. Excluding a $5.1 million decrease from the impact of foreign currency depreciation, G&W’s same railroad freight revenues increased by $17.1 million, or 5.8%.

G&W’s same railroad non-freight revenues in the second quarter of 2014 were $97.3 million, compared with $100.8 million in the second quarter of 2013. Excluding a $1.4 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad non-freight revenues decreased by $2.1 million, or 2.2%, primarily due to less construction revenues as compared to the prior year.

G&W’s traffic in the second quarter of 2014 increased 28,652 carloads, or 6.0%, to 509,631 carloads. Excluding 4,708 carloads from the RCP&E, same railroad traffic in the second quarter of 2014 increased 23,944 carloads, or 5.0%. The same railroad traffic increase was principally due to increases of 9,056 carloads of coal and coke traffic (primarily in the Midwest and Ohio Valley regions), 7,286 carloads of traffic from G&W’s Other commodity group (primarily overhead Class I shipments), 4,927 carloads of agricultural products traffic (primarily in the Pacific Region) and 3,601 carloads of metals traffic (primarily in the Northeast and Canada regions), partially offset by a 3,302 carload decrease in petroleum products traffic (primarily in the Southern and Pacific regions). All remaining traffic increased by a net 2,376 carloads.

G&W’s income from operations in the second quarter of 2014 was $110.1 million, compared with $107.4 million in the second quarter of 2013. G&W’s operating ratio in the second quarter of 2014 was 73.4%, compared with an operating ratio of 73.2% in the second quarter of 2013. Income from operations in the second quarter of 2014 included business development and related costs of $1.7 million, partially offset by net gain on sale of assets of $1.4 million. Income from operations in the second quarter of 2013 included $1.2 million of business development and related costs, partially offset by net gain on sale of assets of $1.0 million. Excluding these items, G&W’s adjusted income from operations increased $2.8 million, or 2.6%, to $110.4 million in the second quarter of 2014, and G&W’s adjusted operating ratio increased 0.3 percentage points to 73.4% in the second quarter of 2014, compared with 73.1% in the second quarter of 2013. (1)

Free Cash Flow (1)

G&W’s free cash flow for the six months ended June 30, 2014 and 2013 was as follows (in millions):

	Six Months Ended
	June 30,
	2014	2013
Net cash provided by operating activities	$200.1	$152.7
Net cash used in investing activities, excluding new business investments	(302.3)	(78.0)
Net cash used for acquisitions (a)	220.5	9.6
Free cash flow before new business investments	118.3	84.3
New business investments	(61.0)	(25.1)
Free cash flow (1)	$57.3	$59.1

(a) The 2014 period primarily consisted of cash paid for the RCP&E acquisition. The 2013 period consisted of cash paid for expenses related to the integration of RailAmerica.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the second quarter of 2014 will be held on Friday, August 1, 2014, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 553-5260; outside the U.S. is (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting “Q2 2014 Genesee & Wyoming Inc. Earnings Conference Call Webcast.” Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 1, 2014 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 309989.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 112 railroads organized in 11 regions, with more than 15,000 miles of owned and leased track, 5,000 employees and over 2,000 customers. We provide rail service at 37 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2013 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted net income, adjusted diluted earnings per common share, adjusted income from operations, adjusted operating ratio and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
OPERATING REVENUES	$414,563	$400,648	$790,842	$775,598
OPERATING EXPENSES	304,454	293,231	605,858	591,981
INCOME FROM OPERATIONS	110,109	107,417	184,984	183,617
INTEREST INCOME	241	950	1,275	1,993
INTEREST EXPENSE	(17,814)	(17,203)	(31,455)	(37,323)
OTHER INCOME/(LOSS), NET	920	(896)	1,186	(223)
INCOME BEFORE INCOME TAXES	93,456	90,268	155,990	148,064
PROVISION FOR INCOME TAXES	(32,567)	(25,218)	(55,467)	(286)
NET INCOME	60,889	65,050	100,523	147,778
LESS: NET INCOME/(LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	161	280	(209)	446
LESS: SERIES A-1 PREFERRED STOCK DIVIDEND	—	—	—	2,139
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$60,728	$64,770	$100,732	$145,193
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.10	$1.19	$1.83	$2.75
WEIGHTED AVERAGE SHARES - BASIC	55,054	54,434	54,949	52,891
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.07	$1.14	$1.77	$2.60
WEIGHTED AVERAGE SHARES - DILUTED	56,948	56,676	56,910	56,633

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,032	$62,876
Accounts receivable, net	352,283	325,453
Materials and supplies	36,214	31,295
Prepaid expenses and other	45,113	52,584
Deferred income tax assets, net	68,031	76,122
Total current assets	534,673	548,330
PROPERTY AND EQUIPMENT, net	3,778,487	3,440,744
GOODWILL	632,905	630,462
INTANGIBLE ASSETS, net	602,805	613,933
DEFERRED INCOME TAX ASSETS, net	3,007	2,405
OTHER ASSETS, net	58,491	83,947
Total assets	$5,610,368	$5,319,821
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$31,099	$84,366
Accounts payable	249,426	242,010
Accrued expenses	123,272	130,132
Total current liabilities	403,797	456,508
LONG-TERM DEBT, less current portion	1,731,939	1,540,346
DEFERRED INCOME TAX LIABILITIES, net	882,616	863,051
DEFERRED ITEMS - grants from outside parties	283,537	267,098
OTHER LONG-TERM LIABILITIES	40,797	43,748
TOTAL EQUITY	2,267,682	2,149,070
Total liabilities and equity	$5,610,368	$5,319,821

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$100,523	$147,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,853	68,384
Compensation cost related to equity awards	6,011	10,749
Excess tax benefits from share-based compensation	(4,182)	(5,666)
Deferred income taxes	36,453	(18,802)
Net gain on sale of assets	(2,207)	(2,716)
Insurance proceeds received	—	10,353
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(26,616)	(45,254)
Materials and supplies	(1,288)	(1,842)
Prepaid expenses and other	7,620	(2,111)
Accounts payable and accrued expenses	6,454	(13,412)
Other assets and liabilities, net	1,442	5,242
Net cash provided by operating activities	200,063	152,703
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(174,921)	(112,334)
Grant proceeds from outside parties	27,644	6,008
Cash paid for acquisitions, net of cash acquired	(220,542)	—
Insurance proceeds for the replacement of assets	1,172	—
Proceeds from disposition of property and equipment	3,365	3,198
Net cash used in investing activities	(363,282)	(103,128)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(187,945)	(267,961)
Proceeds from issuance of long-term debt	318,171	168,998
Debt amendment costs	(3,880)	(1,880)
Dividends paid on Series A-1 Preferred Stock	—	(2,139)
Proceeds from employee stock purchases	6,928	9,177
Excess tax benefits from share-based compensation	4,182	5,666
Treasury stock acquisitions	(3,526)	(7,735)
Net cash provided by/(used in) financing activities	133,930	(95,874)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(555)	64
DECREASE IN CASH AND CASH EQUIVALENTS	(29,844)	(46,235)
CASH AND CASH EQUIVALENTS, beginning of period	62,876	64,772
CASH AND CASH EQUIVALENTS, end of period	$33,032	$18,537

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$316,750	76.4%	$299,849	74.8%
Non-freight	97,813	23.6%	100,799	25.2%
Total revenues	$414,563	100.0%	$400,648	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$116,556	28.1%	$109,781	27.4%
Equipment rents	19,874	4.7%	18,993	4.8%
Purchased services	23,868	5.8%	30,598	7.6%
Depreciation and amortization	38,212	9.2%	34,161	8.5%
Diesel fuel used in operations	37,379	9.0%	34,694	8.7%
Casualties and insurance	12,752	3.1%	10,043	2.5%
Materials	19,325	4.7%	22,784	5.7%
Trackage rights	14,021	3.4%	12,770	3.2%
Net gain on sale of assets	(1,369)	(0.3)%	(1,009)	(0.3)%
Other expenses	23,836	5.7%	20,416	5.1%
Total operating expenses	$304,454	73.4%	$293,231	73.2%

Functional Classification
Transportation	$118,523	28.5%	$107,564	26.9%
Maintenance of ways and structures	43,081	10.4%	41,961	10.5%
Maintenance of equipment	41,392	10.0%	41,275	10.3%
General and administrative	58,505	14.1%	56,591	14.1%
Construction costs	6,110	1.5%	12,688	3.2%
Net gain on sale of assets	(1,369)	(0.3)%	(1,009)	(0.3)%
Depreciation and amortization	38,212	9.2%	34,161	8.5%
Total operating expenses	$304,454	73.4%	$293,231	73.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$252,320	76.1%	$64,430	77.5%	$316,750	76.4%
Non-freight	79,124	23.9%	18,689	22.5%	97,813	23.6%
Total revenues	331,444	100.0%	83,119	100.0%	414,563	100.0%
Operating expenses:
Labor and benefits	97,625	29.5%	18,931	22.7%	116,556	28.1%
Equipment rents	17,140	5.2%	2,734	3.3%	19,874	4.7%
Purchased services	15,909	4.7%	7,959	9.6%	23,868	5.8%
Depreciation and amortization	31,040	9.4%	7,172	8.6%	38,212	9.2%
Diesel fuel used in operations	29,856	9.0%	7,523	9.1%	37,379	9.0%
Casualties and insurance	10,512	3.2%	2,240	2.7%	12,752	3.1%
Materials	17,927	5.4%	1,398	1.7%	19,325	4.7%
Trackage rights	8,572	2.6%	5,449	6.6%	14,021	3.4%
Net gain on sale of assets	(1,325)	(0.4)%	(44)	(0.1)%	(1,369)	(0.3)%
Other expenses	19,660	5.9%	4,176	5.0%	23,836	5.7%
Total operating expenses	246,916	74.5%	57,538	69.2%	304,454	73.4%
Income from operations	$84,528		$25,581		$110,109
Carloads	451,493		58,138		509,631
Net expenditures for additions to property & equipment	$85,412		$3,047		$88,459

Three Months Ended June 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$232,996	73.5%	$66,853	80.1%	$299,849	74.8%
Non-freight	84,220	26.5%	16,579	19.9%	100,799	25.2%
Total revenues	317,216	100.0%	83,432	100.0%	400,648	100.0%
Operating expenses:
Labor and benefits	92,088	29.0%	17,693	21.2%	109,781	27.4%
Equipment rents	16,375	5.2%	2,618	3.1%	18,993	4.8%
Purchased services	17,238	5.4%	13,360	16.0%	30,598	7.6%
Depreciation and amortization	27,388	8.6%	6,773	8.1%	34,161	8.5%
Diesel fuel used in operations	26,953	8.5%	7,741	9.3%	34,694	8.7%
Casualties and insurance	7,774	2.5%	2,269	2.7%	10,043	2.5%
Materials	22,151	7.0%	633	0.8%	22,784	5.7%
Trackage rights	7,278	2.3%	5,492	6.6%	12,770	3.2%
Net gain on sale of assets	(661)	(0.2)%	(348)	(0.4)%	(1,009)	(0.3)%
Other expenses	18,510	5.8%	1,906	2.3%	20,416	5.1%
Total operating expenses	235,094	74.1%	58,137	69.7%	293,231	73.2%
Income from operations	$82,122		$25,295		$107,417
Carloads	417,106		63,873		480,979
Net expenditures for additions to property & equipment	$59,215		$13,558		$72,773

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$28,699	53,312	$538	$9,403	15,674	$600	$38,102	68,986	$552
Chemicals & Plastics	34,393	42,443	810	—	—	—	34,393	42,443	810
Coal & Coke	31,887	89,401	357	—	—	—	31,887	89,401	357
Metallic Ores *	4,302	5,287	814	28,418	14,553	1,953	32,720	19,840	1,649
Metals	34,445	48,484	710	—	—	—	34,445	48,484	710
Pulp & Paper	29,144	42,916	679	—	—	—	29,144	42,916	679
Minerals & Stone	28,117	50,584	556	2,078	11,882	175	30,195	62,466	483
Intermodal **	93	805	116	24,138	15,953	1,513	24,231	16,758	1,446
Lumber & Forest Products	21,313	35,296	604	—	—	—	21,313	35,296	604
Petroleum Products	15,353	24,912	616	393	76	5,171	15,746	24,988	630
Food & Kindred Products	8,981	15,463	581	—	—	—	8,981	15,463	581
Autos & Auto Parts	5,889	7,969	739	—	—	—	5,889	7,969	739
Waste	4,069	9,633	422	—	—	—	4,069	9,633	422
Other	5,635	24,988	226	—	—	—	5,635	24,988	226
Totals	$252,320	451,493	$559	$64,430	58,138	$1,108	$316,750	509,631	$622

Three Months Ended June 30, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$21,901	42,765	$512	$11,337	18,722	$606	$33,238	61,487	$541
Chemicals & Plastics	33,269	42,331	786	—	—	—	33,269	42,331	786
Coal & Coke	26,731	80,345	333	—	—	—	26,731	80,345	333
Metallic Ores *	4,130	5,044	819	27,672	12,335	2,243	31,802	17,379	1,830
Metals	33,101	44,815	739	—	—	—	33,101	44,815	739
Pulp & Paper	27,275	41,372	659	—	—	—	27,275	41,372	659
Minerals & Stone	23,442	44,276	529	2,989	16,443	182	26,431	60,719	435
Intermodal **	163	1,536	106	24,408	16,294	1,498	24,571	17,830	1,378
Lumber & Forest Products	20,435	34,506	592	—	—	—	20,435	34,506	592
Petroleum Products	15,980	28,211	566	447	79	5,658	16,427	28,290	581
Food & Kindred Products	7,696	13,098	588	—	—	—	7,696	13,098	588
Autos & Auto Parts	7,329	10,018	732	—	—	—	7,329	10,018	732
Waste	5,886	11,104	530	—	—	—	5,886	11,104	530
Other	5,658	17,685	320	—	—	—	5,658	17,685	320
Totals	$232,996	417,106	$559	$66,853	63,873	$1,047	$299,849	480,979	$623

* Includes carload and intermodal units
** Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$604,484	76.4%	$580,953	74.9%
Non-freight	186,358	23.6%	194,645	25.1%
Total revenues	$790,842	100.0%	$775,598	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$233,303	29.5%	$219,087	28.3%
Equipment rents	38,932	4.9%	37,701	4.9%
Purchased services	51,678	6.6%	59,993	7.8%
Depreciation and amortization	75,853	9.6%	68,384	8.8%
Diesel fuel used in operations	79,314	10.0%	73,879	9.5%
Casualties and insurance	22,385	2.8%	17,994	2.3%
Materials	35,444	4.5%	41,714	5.4%
Trackage rights	26,287	3.3%	23,627	3.0%
Net gain on sale of assets	(2,207)	(0.3)%	(2,716)	(0.4)%
Other expenses	44,869	5.7%	52,318	6.7%
Total operating expenses	$605,858	76.6%	$591,981	76.3%

Functional Classification
Transportation	$236,061	29.9%	$216,606	27.9%
Maintenance of ways and structures	84,489	10.7%	80,277	10.4%
Maintenance of equipment	84,814	10.7%	81,538	10.5%
General and administrative	116,470	14.7%	127,402	16.5%
Construction costs	10,378	1.3%	20,490	2.6%
Net gain on sale of assets	(2,207)	(0.3)%	(2,716)	(0.4)%
Depreciation and amortization	75,853	9.6%	68,384	8.8%
Total operating expenses	$605,858	76.6%	$591,981	76.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Six Months Ended June 30, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$481,307	76.2%	$123,177	77.3%	$604,484	76.4%
Non-freight	150,124	23.8%	36,234	22.7%	186,358	23.6%
Total revenues	631,431	100.0%	159,411	100.0%	790,842	100.0%
Operating expenses:
Labor and benefits	198,163	31.4%	35,140	22.0%	233,303	29.5%
Equipment rents	33,910	5.3%	5,022	3.2%	38,932	4.9%
Purchased services	31,537	5.0%	20,141	12.6%	51,678	6.6%
Depreciation and amortization	61,619	9.8%	14,234	8.9%	75,853	9.6%
Diesel fuel used in operations	64,590	10.2%	14,724	9.2%	79,314	10.0%
Casualties and insurance	17,644	2.8%	4,741	3.0%	22,385	2.8%
Materials	33,438	5.3%	2,006	1.3%	35,444	4.5%
Trackage rights	15,329	2.4%	10,958	6.9%	26,287	3.3%
Net gain on sale of assets	(2,045)	(0.3)%	(162)	(0.1)%	(2,207)	(0.3)%
Other expenses	37,028	5.9%	7,841	4.9%	44,869	5.7%
Total operating expenses	491,213	77.8%	114,645	71.9%	605,858	76.6%
Income from operations	$140,218		$44,766		$184,984
Carloads	861,030		115,980		977,010
Net expenditures for additions to property & equipment	$139,397		$7,880		$147,277

Six Months Ended June 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$453,842	73.6%	$127,111	79.8%	$580,953	74.9%
Non-freight	162,469	26.4%	32,176	20.2%	194,645	25.1%
Total revenues	616,311	100.0%	159,287	100.0%	775,598	100.0%
Operating expenses:
Labor and benefits	184,785	29.9%	34,302	21.6%	219,087	28.3%
Equipment rents	32,468	5.3%	5,233	3.3%	37,701	4.9%
Purchased services	34,343	5.6%	25,650	16.1%	59,993	7.8%
Depreciation and amortization	54,799	8.9%	13,585	8.5%	68,384	8.8%
Diesel fuel used in operations	58,561	9.5%	15,318	9.6%	73,879	9.5%
Casualties and insurance	13,575	2.2%	4,419	2.8%	17,994	2.3%
Materials	40,521	6.6%	1,193	0.7%	41,714	5.4%
Trackage rights	13,996	2.3%	9,631	6.0%	23,627	3.0%
Net gain on sale of assets	(2,368)	(0.4)%	(348)	(0.2)%	(2,716)	(0.4)%
Other expenses	48,715	7.9%	3,603	2.3%	52,318	6.7%
Total operating expenses	479,395	77.8%	112,586	70.7%	591,981	76.3%
Income from operations	$136,916		$46,701		$183,617
Carloads	812,077		119,206		931,283
Net expenditures for additions to property & equipment	$73,926		$32,400		$106,326

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$54,601	101,367	$539	$19,168	32,653	$587	$73,769	134,020	$550
Chemicals & Plastics	67,142	82,715	812	—	—	—	67,142	82,715	812
Coal & Coke	63,137	175,704	359	—	—	—	63,137	175,704	359
Metallic Ores *	8,796	10,866	809	53,597	27,848	1,925	62,393	38,714	1,612
Metals	64,027	89,813	713	—	—	—	64,027	89,813	713
Pulp & Paper	56,806	85,127	667	—	—	—	56,806	85,127	667
Minerals & Stone	47,637	86,824	549	4,218	24,679	171	51,855	111,503	465
Intermodal**	195	1,684	116	45,509	30,665	1,484	45,704	32,349	1,413
Lumber & Forest Products	40,492	67,843	597	—	—	—	40,492	67,843	597
Petroleum Products	31,647	52,688	601	685	135	5,074	32,332	52,823	612
Food & Kindred Products	17,042	29,310	581	—	—	—	17,042	29,310	581
Autos & Auto Parts	11,347	15,705	723	—	—	—	11,347	15,705	723
Waste	8,402	19,079	440	—	—	—	8,402	19,079	440
Other	10,036	42,305	237	—	—	—	10,036	42,305	237
Totals	$481,307	861,030	$559	$123,177	115,980	$1,062	$604,484	977,010	$619

Six Months Ended June 30, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$45,757	90,534	$505	$22,507	34,394	$654	$68,264	124,928	$546
Chemicals & Plastics	65,349	83,239	785	—	—	—	65,349	83,239	785
Coal & Coke	53,223	155,905	341	—	—	—	53,223	155,905	341
Metallic Ores *	8,168	10,118	807	50,913	22,073	2,307	59,081	32,191	1,835
Metals	62,347	86,438	721	—	—	—	62,347	86,438	721
Pulp & Paper	53,736	82,150	654	—	—	—	53,736	82,150	654
Minerals & Stone	42,670	79,015	540	6,080	31,929	190	48,750	110,944	439
Intermodal**	355	3,337	106	46,661	30,669	1,521	47,016	34,006	1,383
Lumber & Forest Products	40,181	68,131	590	—	—	—	40,181	68,131	590
Petroleum Products	32,641	55,362	590	950	141	6,738	33,591	55,503	605
Food & Kindred Products	15,521	26,692	581	—	—	—	15,521	26,692	581
Autos & Auto Parts	13,183	17,974	733	—	—	—	13,183	17,974	733
Waste	10,901	20,119	542	—	—	—	10,901	20,119	542
Other	9,810	33,063	297	—	—	—	9,810	33,063	297
Totals	$453,842	812,077	$559	$127,111	119,206	$1,066	$580,953	931,283	$624

* Includes carload and intermodal units
** Represents intermodal units

Non-GAAP Financial Measures

This earnings release contains references to adjusted net income, adjusted diluted earnings per common share, adjusted income from operations, adjusted operating ratio and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended June 30, 2014	Net Income	Diluted Earnings/ (Loss) Per Common Share Impact
As reported	$60.9	$1.07
Add back certain items, net of tax:
Credit Facility refinancing-related costs	$2.9	$0.05
Business development and related costs	1.0	0.02
Net gain on sale of assets	(1.0)	(0.02)
As adjusted	$63.8	$1.12

Three Months Ended June 30, 2013	Net Income	Diluted Earnings/ (Loss) Per Common Share Impact
As reported	$65.1	$1.14
Add back certain items, net of tax:
Business development and related costs	0.7	0.01
Net gain on sale of assets	(0.7)	(0.01)
Short line tax credit	(7.5)	(0.13)
As adjusted	$57.6	$1.01

Adjusted Income from Operations and Adjusted Operating Ratio

	Three Months Ended
	June 30,
	2014	2013
Operating revenues	$414.6	$400.6
Operating expenses	304.5	293.2
Income from operations (a)	$110.1	$107.4
Operating ratio (b)	73.4%	73.2%

Operating expenses	$304.5	$293.2
Business development and related costs	(1.7)	(1.2)
Net gain on sale of assets	1.4	1.0
Adjusted operating expenses	$304.2	$293.1

Adjusted income from operations	$110.4	$107.6
Adjusted operating ratio	73.4%	73.1%

(a) Income from operations is calculated as operating revenues less operating expenses.
(b) Operating ratio is calculated as operating expenses divided by operating revenues.

Free Cash Flow

	Six Months Ended
	June 30,
	2014	2013
Net cash provided by operating activities	$200.1	$152.7
Net cash used in investing activities	(363.3)	(103.1)
Net cash used for acquisitions	220.5	9.6
Free cash flow	$57.3	$59.1

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com